                                                                   Exhibit 10.30




                                     FORM OF

                                  $500,000,000


                           THREE-YEAR CREDIT AGREEMENT


                                   dated as of


                               December [ ], 2000


                                      among


                           Aetna U.S. Healthcare Inc.,
                                   as Borrower


                             The Banks Listed Herein

                                       and

                   Morgan Guaranty Trust Company of New York,
                             as Administrative Agent

                   J.P. Morgan Securities Inc., Lead Arranger

           Deutsche Bank AG, New York Branch, Co-Administrative Agent

                        Citibank, N.A., Syndication Agent

                        Bank One, NA, Documentation Agent
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                              TABLE OF CONTENTS*/

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                                                ARTICLE I

                                               DEFINITIONS

SECTION 1.01.  Definitions............................................................................   1
SECTION 1.02.  Accounting Terms and Determinations....................................................  12
SECTION 1.03.  Classifications of Borrowings..........................................................  12


                                                ARTICLE II

                                               THE CREDITS

SECTION 2.01.  Commitments to Lend....................................................................  12
SECTION 2.02.  Notice of Committed Borrowings.........................................................  12
SECTION 2.03.  Money Market Borrowings................................................................  13
SECTION 2.04.  Notice to Banks; Funding of Loans......................................................  16
SECTION 2.05.  Evidence of Debt.......................................................................  17
SECTION 2.06.  Maturity of Loans......................................................................  17
SECTION 2.07.  Termination or Reduction of Commitments................................................  17
SECTION 2.08.  Interest Rates.........................................................................  18
SECTION 2.09.  Fees...................................................................................  20
SECTION 2.10.  Method of Electing Interest Rates......................................................  20
SECTION 2.11.  Prepayments............................................................................  21
SECTION 2.12.  General Provisions as to Payments......................................................  22
SECTION 2.13.  Funding Losses.........................................................................  22
SECTION 2.14.  Computation of Interest and Fees.......................................................  23
SECTION 2.15.  Regulation D Compensation..............................................................  23


                                               ARTICLE III

                                                CONDITIONS

SECTION 3.01.  Effectiveness..........................................................................  23
SECTION 3.02.  Borrowings.............................................................................  24


                                                ARTICLE IV

                                      REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Corporate Existence and Power..........................................................  25
SECTION 4.02.  Corporate and Governmental Authorization; No
                    Contravention.....................................................................  25
SECTION 4.03.  Binding Effect.........................................................................  25
SECTION 4.04.  Financial Information..................................................................  26
SECTION 4.05.  Litigation.............................................................................  26
SECTION 4.06.  Compliance with ERISA..................................................................  26
SECTION 4.07.  Compliance with Laws and Agreements....................................................  27
SECTION 4.08.  Investment Company Act; Public Utility Holding Company
                           Act........................................................................  27
SECTION 4.09.  Full Disclosure........................................................................  27
SECTION 4.10.  Taxes..................................................................................  27
SECTION 4.11.  Spin-Off Transactions..................................................................  27


                                                ARTICLE V

                                                COVENANTS

SECTION 5.01.  Information............................................................................  27
SECTION 5.02.  Conduct of Business and Maintenance of Existence.......................................  28
SECTION 5.03.  Minimum Adjusted Consolidated Net Worth................................................  29
SECTION 5.04.  Leverage Ratio.........................................................................  29
SECTION 5.05.  Liens..................................................................................  29
SECTION 5.06.  Consolidations, Mergers and Sales of Assets............................................  30
SECTION 5.07.  Use of Proceeds........................................................................  30
SECTION 5.08.  Compliance with Laws...................................................................  30
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      */ The Table of Contents is not a part of this Agreement.


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SECTION 5.09.  Inspection of Property, Books and Records..............................................  30
SECTION 5.10.  Payment of Obligations.................................................................  31


                                                ARTICLE VI

                                                 DEFAULTS

SECTION 6.01.  Events of Default......................................................................  31
SECTION 6.02.  Notice of Default......................................................................  33


                                               ARTICLE VII

                                                THE AGENT

SECTION 7.01.  Appointment and Authorization..........................................................  33
SECTION 7.02.  Agent and Affiliates...................................................................  33
SECTION 7.03.  Action by Agent........................................................................  34
SECTION 7.04.  Consultation with Experts..............................................................  34
SECTION 7.05.  Liability of Agent.....................................................................  34
SECTION 7.06.  Indemnification........................................................................  34
SECTION 7.07.  Credit Decision........................................................................  34
SECTION 7.08.  Successor Agent........................................................................  34
SECTION 7.09.  Agent's Fees...........................................................................  35


                                               ARTICLE VIII

                                         CHANGE IN CIRCUMSTANCES

SECTION 8.01.  Basis for Determining Interest Rate Inadequate or
                           Unfair.....................................................................  35
SECTION 8.02.  Illegality.............................................................................  35
SECTION 8.03.  Increased Cost and Reduced Return......................................................  36
SECTION 8.04.  Taxes..................................................................................  37
SECTION 8.05.  Base Rate Loans Substituted for Affected Euro-Dollar
                           Loans......................................................................  39
SECTION 8.06.  Substitution of Bank...................................................................  39
SECTION 8.07.  Election to Terminate..................................................................  40


                                                ARTICLE IX

                                              MISCELLANEOUS

SECTION 9.01.  Notices................................................................................  40
SECTION 9.02.  No Waivers.............................................................................  41
SECTION 9.03.  Expenses; Indemnification..............................................................  41
SECTION 9.04.  Amendments and Waivers.................................................................  41
SECTION 9.05.  Successors and Assigns.................................................................  41
SECTION 9.06.  New York Law...........................................................................  44
SECTION 9.07.  Counterparts; Integration..............................................................  44
SECTION 9.08.  WAIVER OF JURY TRIAL...................................................................  44


Schedule 2.01  -    Commitments to Lend

Exhibit A   -       Form of Note

Exhibit B   -       Form of Money Market Quote Request

Exhibit C   -       Form of Invitation for Money Market Quotes

Exhibit D   -       Form of Money Market Quote

Exhibit E-1 -       Opinion of William C. Baskin III, Esq.
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Exhibit E-2 -       Opinion of Davis Polk & Wardwell

Exhibit E-3 -       Opinion of Drinker Biddle & Reath LLP
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


                           THREE-YEAR CREDIT AGREEMENT


                  AGREEMENT dated as of December [ ], 2000 among AETNA U.S. HEALTHCARE INC., the BANKS listed on the signature pages hereof, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as
Administrative Agent.

                  The parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

                  "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

                  "Adjusted Consolidated Net Worth" means at any date the total shareholders' equity of the Borrower and its Consolidated Subsidiaries determined as of such date, adjusted to exclude net unrealized capital gains and losses.

                  "Administrative Questionnaire" means, with respect to each Bank, the administrative questionnaire in the form submitted to such Bank by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

                  "Agent" means Morgan Guaranty Trust Company of New York in its capacity as Administrative Agent for the Banks hereunder, and its successors in such capacity.

                  "Applicable Lending Office" means, with respect to any Bank,
(i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

                  "Bank" means each bank listed on the signature pages hereof, and its successors and assignees.

                  "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

                  "Base Rate Loan" means (i) a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or a Notice of Interest Rate Election or the provisions of Article VIII or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

                  "Base Rate Margin" has the meaning set forth in Section
2.08(a).

                  "Borrower" means Aetna U.S. Healthcare Inc. (to be renamed Aetna Inc. immediately after consummation of the Spin-Off
Transactions), a Pennsylvania corporation, and its successors.

                  "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Banks pursuant to Article II. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans, a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans and a "Money Market Borrowing" if such Loans are Money Market Loans.

                  "Business" means the U.S. domestic healthcare and large case pensions businesses of the Parent and its subsidiaries that will be owned and operated by the Borrower and its Consolidated Subsidiaries after giving effect to the Spin-Off Transactions.

                  "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on Schedule 2.01 hereto, as such amount may be terminated or reduced from time to time pursuant to Section 2.07, terminated pursuant to Section 8.07 or changed pursuant to Section 9.05.

                  "Committed Loan" means a loan made by a Bank pursuant to
Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

                  "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus, without duplication, to the extent deducted in determining such Consolidated Net Income, the sum of (a) consolidated interest expense for such period, (b) consolidated income tax expense for such period and
(c) all amounts attributable to depreciation, amortization and other similar non-cash charges for such period; provided that, for purposes of determining Consolidated EBITDA for any period, Consolidated Net Income for such period shall be adjusted to exclude, without duplication, the effect on Consolidated Net Income for such period of (i) any Excluded Charges deducted in determining such Consolidated Net Income, provided that adjustments pursuant to this clause
(i) shall not exceed $200,000,000 after-tax in the aggregate (for all periods on and after the date of consummation of the Spin-Off Transactions) and (ii) any extraordinary gains or losses for such period.

                  "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Borrower and its Consolidated Subsidiaries for such period, determined in accordance with GAAP.

                  "Consolidated Subsidiary" means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

                  "Continuing Director" means, at any time, a director who (i) was a director of the Borrower on the Effective Date or (ii) was nominated or elected as a director by vote of a majority of the persons who were Continuing Directors at the time of such nomination or election.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Disclosure Documents" means (a) the Confidential Information Memorandum dated October 2000, relating to the Borrower and the credit facilities provided for herein and in the Other Credit Agreements and (b) the proxy statement dated October 18, 2000 and attachments thereto, prepared for delivery to the Parent's shareholders in connection with the Merger, in each case as delivered by the Borrower to the Agent for distribution to the Banks prior to the date of execution and delivery of this Agreement.

                  "Distribution Agreement" means the Distribution Agreement dated as of December [ ], 2000, between the Parent and the Borrower.

                  "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

                  "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent.

                  "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

                  "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

                  "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

                  "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office)
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                                                                               4


or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

                  "Euro-Dollar Loan" means (i) a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or a Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

                  "Euro-Dollar Margin" has the meaning set forth in Section 2.08(b).

                  "Euro-Dollar Rate" means a rate of interest determined pursuant to Section 2.08(b) on the basis of the London Interbank Offered Rate.

                  "Euro-Dollar Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

                  "Event of Default" has the meaning set forth in Section 6.01.

                  "Excluded Charges" means any non-recurring after-tax charges taken by the Borrower after the date of consummation of the Spin-Off Transactions and prior to December 31, 2001, including, but not limited to, charges incurred to restructure operations and/or exit certain activities, including employee termination benefits and other costs.

                  "Existing Credit Agreements" means (a) the Amended and Restated Credit Agreement dated as of March 27, 2000, among Aetna Services, Inc., Aetna Inc., the banks party thereto and Morgan Guaranty Trust Company of New York, as administrative agent, and (b) the Credit Agreement dated as of June 28, 1996, among Aetna Life and Casualty Company, Aetna Inc., the banks party thereto and Morgan Guaranty Trust Company of New York, as administrative agent, in each case as amended to the date hereof.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as calculated by the Agent, such calculation to be supplied to the Borrower upon the Borrower's request.

                  "Fitch" means Fitch, Inc.

                  "Fixed Rate Borrowing" means a Euro-Dollar Borrowing or a Money Market Borrowing.

                  "Fixed Rate Loans" means Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate for the reason stated in Section 8.01) or any combination of the foregoing.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Group of Loans" or "Group" means at any time a group of Loans consisting of (i) all Committed Loans which are Base Rate Loans at such time or
(ii) all Committed Loans which are Euro-Dollar Loans having the same Interest Period at such time; provided that, if Committed Loans of any particular Bank are converted to or made as Base Rate Loans pursuant to Article VIII, such Loans shall be included in the same Group or Groups of Loans from time to time as they would have been in if they had not been so converted or made.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, including pursuant to any "synthetic" lease arrangement, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substances having any constituent elements displaying any of the foregoing characteristics.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable and accrued obligations incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all obligations of such Person as an account party to reimburse amounts drawn under any letter of credit or letter of guaranty that constituted Indebtedness of such Person under clause (f) above prior to drawing thereunder and (h) all obligations of such Person in respect of leases required to be accounted for as capital leases under GAAP.

                  "Interest Period" means:

(1) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending on the next succeeding Quarterly Date; provided that any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(2) with respect to each Euro-Dollar Loan, a period commencing on the date of Borrowing specified in the applicable Notice of Committed Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice or such longer period as mutually agreed to by the Borrower and all of the Banks; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (c) below, be extended to the next succeeding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(3) with respect to each LIBOR Loan, the period commencing on the date of Borrowing and ending such whole number of months thereafter, as the Borrower may elect in accordance with Section 2.03; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (c) below, be extended to the next succeeding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(4) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.03; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (b) below, be extended to the next succeeding Euro-Dollar Business Day; and

                  (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

                  "Invitation for Money Market Quotes" means an invitation from the Agent to the Banks to submit Money Market Quotes pursuant to Section 2.03(c).

                  "Level I Period" means any period during which any long-term Senior Unsecured Debt of the Borrower has ratings that are better than or equal to at least two of the following three ratings: (i) A by S&P and/or (ii) A2 by Moody's and/or (iii) A by Fitch; provided that if S&P or Moody's or Fitch changes its rating system after the date hereof, the new rating of such rating agency that most closely corresponds to the level specified above for such rating agency shall be substituted for such level.

                  "Level II Period" means any period (other than a Level I Period) during which any long-term Senior Unsecured Debt of the Borrower has ratings that are better than or equal to at least two of the following three ratings: (i) A- by S&P and/or (ii) A3 by Moody's and/or (iii) A- by Fitch; provided that if S&P or Moody's or Fitch changes its rating system after the date hereof, the new rating of such rating agency that most closely corresponds to the level specified above for such rating agency shall be substituted for such level.

                  "Level III Period" means any period (other than a Level I Period or a Level II Period) during which any long-term Senior Unsecured Debt of the Borrower has ratings which are better than or equal to at least two of the following three ratings: (i) BBB+ by S&P and/or (ii) Baa1 by Moody's and/or
(iii) BBB+ by Fitch; provided that if S&P or Moody's or Fitch changes its rating system after the date hereof, the new rating of such agency that most closely corresponds to the level specified above for such rating agency shall be substituted for such level.

                  "Level IV Period" means any period (other than a Level I Period, Level II Period or Level III Period) during which any long-term Senior Unsecured Debt of the Borrower has ratings which are better than or equal to at least two of the following three ratings: (i) BBB by S&P and/or (ii) Baa2 by Moody's and/or (iii) BBB by Fitch; provided that if S&P or Moody's or Fitch changes its rating system after the date hereof, the new rating of such agency that most closely corresponds to the level specified above for such rating agency shall be substituted for such level.

                  "Level V Period" means any period (other than a Level I Period, Level II Period, Level III Period or Level IV Period) during which any long-term Senior Unsecured Debt of the Borrower has ratings which are better than or equal to at least two of the following three ratings:
(i) BBB- by S&P and/or (ii) Baa3 by Moody's and/or (iii) BBB- by Fitch; provided that if S&P or Moody's or Fitch changes its rating system after the date hereof, the new rating of such agency that most closely corresponds to the level specified above for such rating agency shall be substituted for such level.

                  "Level VI Period" means any period (other than a Level I Period, Level II Period, Level III Period, Level IV Period or Level V Period) during which any long-term Senior Unsecured Debt of the Borrower has ratings which are better than or equal to at least two of the following three ratings:
(i) BB+ by S&P and/or (ii) Ba1 by Moody's and/or (iii) BB+ by Fitch; provided that if S&P or Moody's or Fitch changes its rating system after the date hereof, the new rating of such agency that most closely corresponds to the level specified above for such rating agency shall be substituted for such level.

                  "Level VII Period" means any period other than a Level I Period, Level II Period, Level III Period, Level IV Period, Level V Period or Level VI Period.

                  "Leverage Ratio" means, as of the end of any fiscal quarter of the Borrower, the ratio of (a) Total Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower then ended; provided that (i) for purposes of determining the Leverage Ratio as of March 31, 2001, the amount determined for purposes of clause (b) above shall be Consolidated EBITDA for the fiscal quarter then ended multiplied by four, (ii) for purposes of determining the Leverage Ratio as of June 30, 2001, the amount determined for purposes of clause (b) above shall be Consolidated EBITDA for the two consecutive fiscal quarters then ended multiplied by two and (iii) for purposes of determining the Leverage Ratio as of September 30, 2001, the amount determined for purposes of clause (b) above shall be Consolidated EBITDA for the three consecutive fiscal quarters then ended multiplied by 4/3.

                  "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

                  "Lien" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

                  "Loan" means a Base Rate Loan, a Euro-Dollar Loan or a Money Market Loan and "Loans" means any combination of the foregoing.

                  "London Interbank Offered Rate" has the meaning set forth in
Section 2.08(b).

                  "Material Subsidiary" means a Consolidated Subsidiary of the Borrower that, as of the time of determination of whether such Consolidated Subsidiary is a "Material Subsidiary", accounted on a consolidated basis for 10% or more of the total assets of the Borrower and its Consolidated Subsidiaries as of the most recent date for which (i) a pro forma consolidated balance sheet of the Borrower has been delivered to the Agent, until the first audited consolidated financial statements of the

Borrower are delivered to the Agent pursuant to Section 5.01(a) or (b) and, thereafter, (ii) a consolidated balance sheet of the Borrower has been delivered to the Agent pursuant to Section 5.01(a) or (b); provided that, for purposes of
Article VI, if any event or combination of events described in clauses (g) and
(h) of Section 6.01 occur with respect to any one or more Consolidated Subsidiaries that are not Material Subsidiaries but in the aggregate would constitute a Material Subsidiary if such Consolidated Subsidiaries constituted a single Consolidated Subsidiary, then such Consolidated Subsidiaries shall be deemed collectively to constitute a Material Subsidiary for purposes of such clauses.

                  "Merger" means the disposition of the Parent's financial services and international businesses to ING Groep N.V. pursuant to a merger of the Parent with a subsidiary of ING Groep N.V.

                  "Minimum Adjusted Consolidated Net Worth" means, as of the end of any fiscal quarter of the Borrower, the sum of (a) $7,500,000,000 plus (b) in the case of any determination as of the end of any fiscal quarter ending on or after March 31, 2000, the amount equal to 50% of Consolidated Net Income in respect of each fiscal quarter of the Borrower as to which Consolidated Net Income is a positive amount and that ends on or after March 31, 2000, and on or prior to such date of determination; provided that the amount of "Minimum Adjusted Consolidated Net Worth" as of any date shall be reduced on a dollar for dollar basis (but not by more than $200,000,000) to the extent that Adjusted Consolidated Net Worth has been reduced on or prior to such date as a result of any Excluded Charges.

                  "Money Market Absolute Rate" has the meaning set forth in
Section 2.03(d).

                  "Money Market Absolute Rate Loan" means a loan made or to be made by a Bank pursuant to an Absolute Rate Auction.

                  "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office or branch of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

                  "Money Market LIBOR Loan" means a loan made or to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate for the reason stated in Section 8.01).

                  "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

                  "Money Market Margin" has the meaning set forth in Section 2.03(d).

                  "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

                  "Money Market Quote Request" means a request by the Borrower to the Banks to make Money Market Loans in accordance with Section 2.03(b).

                  "Moody's" means Moody's Investors Service, Inc.

                  "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

                  "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

                  "Notice of Interest Rate Election" has the meaning set forth in Section 2.10.

                  "Other Credit Agreements" means the $1,500,000,000 Bridge Credit Agreement and the $500,000,000 364-Day Credit Agreement, each dated as of the date hereof, among the Borrower, the banks listed therein and Morgan Guaranty Trust Company of New York, as administrative agent, as amended and otherwise in effect from time to time.

                  "Other Taxes" has the meaning set forth in Section 8.04(a).

                  "Parent" means Aetna Inc., a Connecticut corporation, and its successors.

                  "Participant" has the meaning set forth in Section 9.05(e).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and is either (i) maintained by a member of the ERISA Group for employees of a member of the ERISA Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

                  "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

                  "Quarterly Date" means the last Domestic Business Day of each March, June, September and December.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Reportable Event" means any reportable event as defined in
Section 4043(c) of ERISA or the regulations issued thereunder (other than a Reportable Event as to which the 30-day notice requirement has been waived by applicable regulation) with respect to a Plan (other than a Plan maintained by a member of an applicable ERISA Group that is considered a member of such ERISA Group only pursuant to subsection (m) or (o) of Section 414 of the Internal Revenue Code).

                  "Required Banks" means at any time Banks having at least 60% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding at least 60% of the aggregate unpaid principal amount of the Loans.

                  "Required Capital" has the meaning set forth in Section
8.03(b).

                  "Responsible Financial Officer" means chief financial officer, treasurer, chief accounting officer or senior corporate finance officer.

                  "Revolving Credit Period" means the period from the Effective Date to and including the Termination Date.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  "Senior Unsecured Debt" means indebtedness for borrowed money that is not subordinated to any other indebtedness for borrowed money and is not secured or supported by a guarantee, letter of credit or other form of credit enhancement.

                  "Spin-Off Transactions" means (a) the distribution by the Parent to its shareholders of the shares of common stock of the Borrower contemplated by the Distribution Agreement and (b) the Restructuring (as defined in the Distribution Agreement).

                  "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

                  "Taxes" has the meaning set forth in Section 8.04(a).

                  "Termination Date" means December [ ], 2003, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

                  "Total Debt" means, as of any date, the aggregate principal amount of Indebtedness of the Borrower and its Consolidated Subsidiaries as of such date (whether or not such Indebtedness would be reflected on a consolidated balance sheet prepared as of such date in accordance with GAAP), determined on a consolidated basis.

                  "Trigger Event" has the meaning set forth in Section 8.03(c).

                  SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of
(a) the Parent and its consolidated subsidiaries, until the first audited consolidated financial statements of the Borrower are delivered hereunder and
(b) thereafter, the Borrower and its Consolidated Subsidiaries delivered to the Banks.

                  SECTION 1.03. Classifications of Borrowings. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under
Section 2.03 in which the Bank participants are determined on the basis of their bids).


                                   ARTICLE II

                                   THE CREDITS

          SECTION 2.01. Commitments to Lend. On the terms and conditions set forth in this Agreement, each Bank severally agrees to lend to the Borrower, from time to time during the Revolving Credit Period, amounts not to exceed in the aggregate at any one time outstanding the amount of such Bank's Commitment. Each Borrowing under this Section 2.01 shall be in an aggregate principal amount of $20,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section. Failure by any Bank to make Loans as required under the terms of this Agreement will not relieve any other Bank of its obligations hereunder. Notwithstanding the foregoing, any Money Market Loans made by a Bank shall be deemed usage of the total Commitments for the purpose of availability, but shall not reduce such Bank's obligation to lend its pro rata share of its Commitment.

                  SECTION 2.02. Notice of Committed Borrowings. The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing and
(y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

                  (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing and a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                  (b) the aggregate amount of such Borrowing,

                  (c) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

                  (d) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                  SECTION 2.03.  Money Market Borrowings.

                  (a) The Money Market Option. In addition to Committed Loans pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks from time to time during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

                  (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:00 A.M. (New York City time) on (x) the fourth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed upon and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

                  (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

                  (ii) the aggregate amount of such Borrowing, which shall be $20,000,000 or a larger multiple of $1,000,000,

                  (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

                  (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or following notice to each of the Banks, such other number of days as the Borrower and the Agent may agree upon) of any other Money Market Quote Request.

                  (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

                  (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 9:30 A.M. (New York City time) on the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) 9:15 A.M. (New York City time) on the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:15 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

                  (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

                  (A) the proposed date of Borrowing,

                  (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (x) may be greater than or less than the Commitment of the quoting Bank, (y) must be $20,000,000 or a larger multiple of $1,000,000 and (z) may not exceed the principal amount of Money Market Loans for which offers were requested,

                  (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (rounded to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                  (D) in the case of an Absolute Rate Auction, the rate of interest per annum (rounded to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

                  (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

                  (iii) Any Money Market Quote shall be disregarded if it:

                  (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection
         (d)(ii);

                  (B) contains qualifying, conditional or similar language;

                  (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

                  (D) arrives after the time set forth in subsection (d)(i).

                  (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify
(A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered (including the names of the Banks) and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote for any Interest Period may be accepted.

                  (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed upon and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote for any Interest Period in whole or in part; provided that:

                  (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

                  (ii) the principal amount of each Money Market
         Borrowing must be $20,000,000 or a larger multiple of $1,000,000,

                  (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

                  (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                  (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of such number, not greater than $1,000,000 as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the pro rata amounts of Money Market Loans shall be conclusive in the absence of manifest error.

                  SECTION 2.04. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

                  (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

                  (c) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.08 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

                  SECTION 2.05. Evidence of Debt. (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

                  (b) The Agent shall maintain accounts in which it shall record
(i) the Commitment of each Bank and the amount of each Loan made hereunder by such Bank, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) the amount of any sum received by the Agent hereunder for the accounts of the Banks and each Bank's share thereof.

                  (c) The entries made in the accounts maintained pursuant to paragraph (b) of this Section 2.05 shall be evidence of the existence and amounts of the obligations recorded therein and shall be presumptively correct absent demonstrable error; provided that the failure of the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (d) Any Bank may request in writing that Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Bank a Note payable to the order of such Bank in the form of Exhibit A. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.05) be represented by one or more Notes in such form payable to the order of the payee named therein.

                  (e) Each Bank agrees that it will cancel and return to the Borrower all Notes then held by it upon the earlier of (i) the Termination Date; provided that no Default shall have then occurred and be continuing or (ii) the date such Bank's Commitment has been terminated and there are no Loans outstanding to or accrued interest owing to such Bank.

                  SECTION 2.06. Maturity of Loans. (a) The Committed Loans of each Bank shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the Termination Date.

                  (b) Each Money Market Loan shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the last day of the Interest Period applicable to such Money Market Loan.

                  SECTION 2.07. Termination or Reduction of Commitments. (a) The Commitments of each Bank shall terminate on the Termination Date.

                  (b) During the Revolving Credit Period the Borrower may, upon at least three Domestic Business Days' notice to the Agent, terminate the Commitments at any time, if no Loans are outstanding at such time.

                  (c) During the Revolving Credit Period the Borrower may, upon at least three Domestic Business Days' notice to the Agent, ratably reduce the Commitments from time to time by an aggregate amount of $10,000,000 or any larger multiple of

$1,000,000, but only to the extent that the aggregate amount of the Commitments exceeds the aggregate outstanding principal amount of the Loans.

                  SECTION 2.08. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate Margin plus the Base Rate for such day. Such interest shall be payable for each Interest Period on the earlier of (i) the last day of the Interest Period applicable thereto or (ii) the Termination Date. Any overdue principal of and, to the extent permitted by law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Base Rate Margin plus the Base Rate for such day.

                  The "Base Rate Margin" applicable to any Base Rate Loan outstanding on any day means:

                  (i) if such day falls within a Level I Period, Level II Period, Level III Period or Level IV Period, then 0%;

                  (ii) if such day falls within a Level V Period, then
         .375%;

                  (iii) if such day falls within a Level VI Period, then .750%; and

                  (iv) if such day falls within a Level VII Period, then 1.500%.

                  (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin plus the applicable London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the earlier of (i) the last day thereof, (ii) three months after the initial date thereof and, if such Interest Period is longer than three months, at intervals of three months thereafter or (iii) the Termination Date.

                  "Euro-Dollar Margin" applicable to any Euro-Dollar Loan outstanding on any day means:

                  (i) if such day falls within a Level I Period, then
         .400%;

                  (ii) if such day falls within a Level II Period, then
         .515%;

                  (iii) if such day falls within a Level III Period, then
         .725%;

                  (iv) if such day falls within a Level IV Period, then
         .825%;

                  (v) if such day falls within a Level V Period, then
         1.125%;

                  (vi) if such day falls within a Level VI Period, then 1.375%; and

                  (vii) if such day falls within a Level VII Period, then
         2.0%.

                  The "London Interbank Offered Rate" applicable to any Interest Period means the rate per annum (rounded upwards, if necessary, to the nearest 1/32 of 1%) appearing on Dow Jones Markets page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period for a period equal to such Interest Period; provided that, if for any reason such rate is not available, the term "London Interbank Offered Rate" applicable to any Interest Period shall mean the rate per annum (rounded upwards, if necessary, to the nearest 1/32 of 1%) appearing on Reuters Screen LIBO Page (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period for a period equal to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page (or any successor page), the applicable rate shall be the arithmetic mean of all such rates.

                  (c) Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1% plus the Euro-Dollar Margin plus the higher of (i) the London Interbank Offered Rate applicable to such Loan and (ii) the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to the Agent are offered to the Agent in the London interbank market for the applicable period determined as provided above (or, if the circumstances described in Section 8.01 shall exist, at a rate per annum equal to the sum of 1% plus the Base Rate for such day).

                  (d) Subject to clause (y) of Section 8.01, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with
Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the earlier of (i) the last day thereof,
(ii) three months after the initial date thereof and, if such Interest Period is longer than three months, at intervals of three months thereafter or (iii) the Termination Date. Any overdue principal of and, to the extent permitted by law, overdue interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

                  (e) The Agent shall determine (in accordance with this Agreement) each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower by telecopy and the participating Banks by telex, cable or telecopy of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  SECTION 2.09.  Fees.

                  (a) Facility Fee. The Borrower shall pay to the Agent for the account of the Banks, ratably in proportion to their Commitments, a facility fee at the rate of (i) 0.100% per annum during each Level I Period, (ii) 0.110% per annum during each Level II Period, (iii) 0.150% per annum during each Level III Period, (iv) 0.175% per annum during each Level IV Period, (v) 0.250% per annum during each Level V Period, (vi) 0.375% during each Level VI Period and (vii) 0.500% during each Level VII Period. Such facility fee shall accrue (i) from and including the Effective Date to but excluding the last day of the Revolving Credit Period, in each case, on the daily average aggregate amount of the Commitments (whether used or unused) and (ii) if any Loans remain outstanding after the Revolving Credit Period, from and including the last day of the Revolving Credit Period to but excluding the date such Loans shall be repaid in full, on the daily average aggregate outstanding principal amount of such Loans.

                  (b) Payments. Except as otherwise indicated, accrued facility fees under this Section 2.09 shall be payable quarterly in arrears on (i) each Quarterly Date, (ii) the Termination Date and (iii) if any Loans remain outstanding after the Revolving Credit Period, the date such Loans shall be repaid in full.

                  SECTION 2.10. Method of Electing Interest Rates. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

                  (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

                  (ii) if such Loans are Euro-Dollar Loans, the Borrower may (x) elect to convert such Euro-Dollar Loans to Base Rate Loans as of any Domestic Business Day, (y) elect to convert such Euro-Dollar Loans to Euro-Dollar Loans with an Interest Period different from the then current Interest Period applicable to such Loans as of any Euro-Dollar Business Day or (z) elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period beginning on the last day of the then current Interest Period applicable to such Loans;

provided that, if the Borrower elects to convert any Euro-Dollar Loans to Base Rate Loans or to Euro-Dollar Loans with a different Interest Period, as of any day other than the last day of the then current Interest Period applicable to such Loans, the Borrower shall reimburse each Bank in accordance with Section 2.13.

                  Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent (i) at least one Domestic Business Day before such notice is to be effective if the relevant Loans are to be converted into Base

Rate Loans or (ii) at least three Euro-Dollar Business Days before such conversion or continuation is to be effective if such Loans are to be converted into, or continued as, Euro-Dollar Loans.

                  A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $20,000,000 or any larger multiple of $1,000,000.


                  (b) Each Notice of Interest Rate Election shall specify:

                  (i) the Group of Loans (or portion thereof) to which such notice applies;

                  (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

                  (iii) whether such Group of Loans (or portion thereof) is to be converted to Base Rate Loans or Euro-Dollar Loans or continued as Euro-Dollar Loans for an additional Interest Period; and

                  (iv) if such Loans (or portions thereof) are to be converted to or continued as Euro-Dollar Loans, the duration of the Interest Period to be applicable thereto immediately after such conversion or continuation.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

                  (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Agent for any Euro-Dollar Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

                  SECTION 2.11. Prepayments. (a) The Borrower may (i) upon at least one Domestic Business Day's notice to the Agent, prepay the Base Rate Loans (or any Money Market LIBOR Loans which bear interest at the Base Rate at such time for the reason stated in Section 8.01), in whole or in part, on any Domestic Business Day and (ii) upon at least two Euro-Dollar Business Days' notice to the Agent, prepay any Euro-Dollar Loan, in whole or in part, in amounts aggregating $20,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment; provided that Money Market Loans may not be prepaid other than as contemplated by clause (i) above. Each such optional prepayment shall be applied to prepay ratably the relevant Loans of the several Banks. Prepayment of a Euro-Dollar Loan on any day other than the last day of an Interest Period applicable thereto shall be subject to Section 2.13.

                  (b) Upon receipt of a notice of prepayment pursuant to this
Section 2.11, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

                  SECTION 2.12. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in its Administrative Questionnaire. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, any Base Rate Loans or fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans and Money Market LIBOR Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month or falls after the Termination Date, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Absolute Rate Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

                  SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a Base Rate Loan (pursuant to Section 2.10, Section 2.11,
Article VI or Article VIII) on any day other than the last day of an Interest Period applicable thereto or the end of an applicable period fixed pursuant to
Section 2.08(c), or if any Bank assigns any Fixed Rate Loan as required by
Section 8.06 on any day other than the last day of an Interest Period applicable thereto, or if the Borrower fails to borrow or prepay any Fixed Rate Loan after notice has been given to any Bank in accordance with Section 2.04(a) or Section 2.11, the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss reasonably incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment or conversion or assignment or failure to borrow or prepay; provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense with an explanation of the calculation of such loss or expense, which certificate shall be conclusive if made reasonably and in good faith.

                  SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and facility fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                  SECTION 2.15. Regulation D Compensation. For each day for which a Bank is required to maintain reserves in respect of either (x) "Eurocurrency Liabilities" (as defined in all regulations of the Board of Governors of the Federal Reserve System) or (y) any other category of liabilities which includes deposits by reference to which the interest rate in Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents, such Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least five Euro-Dollar Business Days after the giving of such notice and (y) shall notify the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due to such Bank under this Section. Such Bank's notice to the Borrower shall set forth its calculation of such additional interest and such calculation shall be conclusive if made reasonably and in good faith.


                                   ARTICLE III

                                   CONDITIONS

                  SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that all of the following conditions shall have been satisfied (or waived in accordance with Section 9.04):

                  (a) receipt by the Agent from each of the parties hereto of either (i) a counterpart hereof signed by such party or (ii) telegraphic, telex or other written confirmation, in form satisfactory to the Agent, confirming that a counterpart hereof has been signed by such party;

                  (b) receipt by the Agent of a certificate signed by the Vice Chairman for Strategy and Finance or the Vice President, Finance of the Borrower, dated the Effective Date, to the effect that (i) no Default has occurred and is continuing as of the Effective Date and (ii) the representations and warranties of the Borrower set forth in Article IV hereof are true in all material respects on, and as of, the Effective Date;

                  (c) receipt by the Agent of an opinion of William C. Baskin III, Esq., counsel to the Borrower, of Davis Polk & Wardwell, special counsel to the Borrower, and of Drinker Biddle & Reath LLP, Pennsylvania counsel to the Borrower, in each case given upon the Borrower's express instructions, substantially in the forms of Exhibits E-1, E-2 and E-3 hereto, respectively;

                  (d) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

                  (e) the material terms and conditions of the Spin-Off Transactions and all material agreements relating thereto shall be reasonably satisfactory to the Agent;

                  (f) the fact that the representations and warranties of the Borrower set forth in Article IV hereof are true in all material respects on and as of the Effective Date;

                  (g) the Banks shall have received the financial statements referred to in Section 4.04(a);

                  (h) the Other Credit Agreements shall have been executed and delivered by the parties thereto and shall be effective;

                  (i) the Borrower shall have terminated all commitments under, and paid all amounts accrued and owing under, the Existing Credit Agreements; and

                  (j) the Agent shall have received all fees and other amounts due and payable by the Borrower on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than January 31, 2001. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

                  SECTION 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (a) receipt by the Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

                  (b) the fact that, immediately before and immediately after such Borrowing, no Default shall have occurred and be continuing;

                  (c) the fact that immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

                  (d) the fact that the representations and warranties of the Borrower set forth in Article IV (other than those set forth in Sections 4.04(b) and 4.05) shall be true on and as of the date of such Borrowing; and

                  (e) the fact that the Borrowing shall have been approved by the Chairman of the board of directors, the President, the Chief Executive Officer or the Chief Financial Officer of the Borrower or any one of their respective designees.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(b), (c), (d) and (e) of this Section 3.02.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants that:

                  SECTION 4.01. Corporate Existence and Power. The Borrower (i) is a Pennsylvania corporation duly incorporated, validly existing and in good standing under the laws of the State of Pennsylvania, and (ii) has all corporate powers required to carry on its business as now conducted. Each of the Borrower and its Consolidated Subsidiaries has all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, the failure to obtain which would, individually or in the aggregate, have a material adverse effect on the Borrower's ability to perform its obligations hereunder or on the financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole.

                  SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or advance filing with, any governmental body, agency or official and do not contravene, or constitute a default under, (i) any provision of the certificate of incorporation or by-laws of the Borrower, (ii) any applicable law or regulation or any judgment, injunction, order or decree binding upon the Borrower, or (iii) any material financial agreement or instrument of the Borrower.

                  SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  SECTION 4.04. Financial Information. (a) The Borrower has heretofore furnished to the Agent, for distribution to each of the Banks, (i) the unaudited consolidated balance sheets for the Business as of December 31, 1999 and June 30, 2000, and related consolidated statements of cash flows, income and retained earnings for the Business for the twelve-month and six-month periods then ended, respectively, and (ii) the consolidated balance sheet of the Parent as of September 30, 2000, and the related consolidated statements of cash flows, income and retained earnings for the nine-month period then ended, set forth in the Parent's Form 10-Q for the third quarter of 2000. Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Business (in the case of the financial statements referred to in clause (i) above) or the Parent and its consolidated subsidiaries (in the case of the financial statements referred to in clause (ii) above), as applicable, as of such dates and for such periods, in accordance with GAAP subject to year-end audit adjustments and the absence of footnotes.

                  (b) Since June 30, 2000, there has been no material adverse change in the business, assets, operations, prospects or condition (financial or otherwise) of the Business taken as a whole; provided that the charges and other information disclosed in the Disclosure Documents shall be deemed not to constitute any such material adverse change.


                  SECTION 4.05. Litigation. Except as disclosed in the Disclosure Documents and the Parent's Form 10-Q for the third quarter of 2000, after giving effect to the Spin-Off Transactions there is no action, suit or proceeding pending against, or to the knowledge of the Borrower, threatened against or affecting, the Borrower or its Consolidated Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries taken as a whole or which in any manner draws into question the validity of this Agreement.

                  SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is not in violation of the presently applicable provisions of ERISA and the Internal Revenue Code where such violation would have a material adverse effect on the financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA; provided that this Section 4.06 applies to the members of the ERISA Group only in their capacity as employers and not in any other capacity (such as fiduciaries or service providers to Plans for the benefit of employers of others).

                  SECTION 4.07. Compliance with Laws and Agreements. Each of the Borrower and its Consolidated Subsidiaries has complied in all material respects with all applicable laws and material agreements binding upon it, except where any failure to comply therewith would not individually or collectively have a material adverse effect on the Borrower's ability to perform its obligations hereunder, and except where necessity of compliance therewith is being contested in good faith by appropriate proceedings; provided, however, that the sole representation and warranty with respect to compliance with ERISA is limited to Section 4.06.

                  SECTION 4.08. Investment Company Act; Public Utility Holding Company Act. The Borrower is not (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 4.09. Full Disclosure. None of the Disclosure Documents or any other information furnished in writing by or on behalf of the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement (in each case taken as a whole with all other information so furnished) contained, as of the time it was furnished, any material misstatement of fact or omitted as of such time to state any material fact necessary to make the statements therein taken as a whole not misleading, in the light of the circumstances under which they were made; provided that with respect to information consisting of statements, estimates and projections regarding the future performance of the Borrower and its Consolidated Subsidiaries, the Borrower represents only that such information has been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time of preparation thereof.

                  SECTION 4.10. Taxes. The Borrower has filed or caused to be filed all United States Federal income tax returns and all other material tax returns required to be filed by it and has paid or caused to be paid all material taxes required to have been paid by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

                  SECTION 4.11. Spin-Off Transactions. As of the close of business on the Effective Date, the Spin-Off Transactions shall have been consummated in all material respects in accordance with the Distribution Agreement and the other material agreements relating thereto.


                                    ARTICLE V

                                    COVENANTS

                  The Borrower agrees that, so long as any Bank has any Commitment hereunder and so long as any Loan is outstanding hereunder:

                  SECTION 5.01. Information. The Borrower will deliver to the Agent, for delivery by the Agent to each of the Banks:

                  (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of earnings and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by KPMG LLP or other independent public accountants of nationally recognized standing;

                  (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, its Form 10-Q as of the end of such quarter;

                  (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of a Responsible Financial Officer of the Borrower (i) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto and (ii) setting forth calculations demonstrating compliance, as of the date of the most recent balance sheet included in the financial statements being furnished at such time, with the covenants set forth in Sections 5.03, 5.04 and 5.05(e);

                  (d) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of a Responsible Financial Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (e) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements and reports, and proxy statements so mailed;

                  (f) from time to time such additional publicly available information regarding the financial position or business of the Borrower and its Consolidated Subsidiaries as the Agent, at the request of any Bank, may reasonably request; and

                  (g) prompt written notice after the occurrence of (i) any Reportable Event that, alone or together with any other Reportable Events that have occurred, or (ii) a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Internal Revenue Code) that, could reasonably be expected to result in liability of the Borrower to the PBGC or to a Plan in an aggregate amount exceeding $50,000,000.

                  SECTION 5.02. Conduct of Business and Maintenance of Existence. The Borrower will preserve, renew and keep in full force and effect, and will cause each Material Subsidiary to preserve, renew and keep in full force and effect, their respective corporate existence; provided that the foregoing shall not prohibit (i) the termination of the existence of any Material Subsidiary if the surviving entity (in the case of any such termination resulting from a merger or consolidation) or the entity to which substantially all such Material Subsidiary's assets are transferred (in the case of any other such termination) is or becomes a Material Subsidiary or is the Borrower or (ii) any transaction involving the Borrower in accordance with Section 5.06.

                  SECTION 5.03. Minimum Adjusted Consolidated Net Worth. Adjusted Consolidated Net Worth as of the end of each fiscal quarter of the Borrower ending on or after December 31, 2000 will not be less than the Minimum Adjusted Consolidated Net Worth as of the end of such fiscal quarter.

                  SECTION 5.04. Leverage Ratio. The Leverage Ratio as of the end of each fiscal quarter of the Borrower ending on or after March 31, 2001, will not exceed 3.0 to 1.0.

                  SECTION 5.05. Liens. The Borrower will not, and will not permit any Consolidated Subsidiary to, create, incur, assume or permit to exist any Indebtedness secured by any Lien on any property or asset now owned or hereafter acquired by it, except:

                  (a) any Indebtedness secured by a Lien on any property or asset of the Borrower or any Consolidated Subsidiary existing on the date hereof; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Consolidated Subsidiary and
         (ii) such Lien shall secure only the Indebtedness which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (b) any Indebtedness secured by a Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Consolidated Subsidiary or existing on any property or asset of any Person that becomes a Consolidated Subsidiary after the date hereof prior to the time such Person becomes a Consolidated Subsidiary; provided that (i) such Indebtedness and Lien are not created in contemplation of or in connection with such acquisition or such Person becoming a Consolidated Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Consolidated Subsidiary and (iii) such Lien shall secure only the Indebtedness which it secures on the date of such acquisition or the date such Person becomes a Consolidated Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (c) any Indebtedness secured by purchase money security interests in property or assets or improvements thereto hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Consolidated Subsidiary; provided that (i) such security interests and the Indebtedness secured thereby are incurred within 180 days of such acquisition (or construction), (ii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such property or assets or improvements at the time of such acquisition (or construction) and (iii) such security interests do not apply to any other property or assets of the Borrower or any Consolidated Subsidiary;

                  (d) any capitalized lease obligations secured by Liens; provided that such Liens do not extend to any property of the Borrower or its Consolidated Subsidiaries other than the property subject to the relevant capital lease; and

                  (e) Indebtedness secured by Liens that are not otherwise permitted by any of the foregoing provisions of this Section 5.05; provided that, at the time that any such Indebtedness is incurred or that any such Lien is granted (and after giving effect thereto), the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this paragraph (e) shall not exceed 10% of the consolidated shareholders equity of the Borrower as of the most recent date for which (i) a pro forma consolidated balance sheet of the Borrower has been delivered to the Agent, until the first audited consolidated financial statements of the Borrower are delivered to the Agent pursuant to Section 5.01(a) or (b) and, thereafter, (ii) a consolidated balance sheet of the Borrower has been delivered to the Agent pursuant to Section 5.01(a) or (b), determined in accordance with GAAP.

                  SECTION 5.06. Consolidations, Mergers and Sales of Assets. The Borrower will not consolidate or merge with or into any other corporation or convey or transfer (or permit the conveyance or transfer of) all or substantially all of the properties and assets of the Borrower and its Consolidated Subsidiaries to any other Person unless (i) the surviving or acquiring entity is a corporation organized under the laws of one of the United States, (ii) the surviving or acquiring corporation, if other than the Borrower, expressly assumes the performance of the obligations of the Borrower under this Agreement and all Notes, and (iii) immediately after giving effect to such transaction, no Default shall exist.

                  SECTION 5.07. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

                  SECTION 5.08. Compliance with Laws. The Borrower will comply, and will cause its Consolidated Subsidiaries to comply, in all material respects with all applicable laws, except where any failure to comply therewith would not individually or collectively have a material adverse effect on the Borrower's ability to perform its obligations hereunder, and except where necessity of compliance therewith is being contested in good faith by appropriate proceedings; provided, however, that with respect to compliance with ERISA, this
Section 5.08 applies to the Borrower and its Consolidated Subsidiaries only in their respective capacities as employers and not in any other capacity (such as a fiduciary or service provider to Plans for the benefit of employers of others).

                  SECTION 5.09. Inspection of Property, Books and Records. The Borrower will keep proper books of record and account in which full, true and correct entries (in all material respects) in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities. The Borrower will permit representatives of any Bank at such Bank's expense to visit and inspect the Borrower's financial records and properties, to examine and make extracts from its books and records and to discuss its affairs and financial condition with the Borrower's officers and (with the participation of or prior notice to such officers) independent public accountants, all at such reasonable times and as often as reasonably requested.

                  SECTION 5.10. Payment of Obligations. The Borrower will, and will cause each of its Consolidated Subsidiaries to, pay its tax liabilities and other material obligations, before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) the Borrower or such Consolidated Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make such payments could not reasonably be expected to have a material adverse effect on the Borrower's ability to perform its obligations hereunder or on the financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole.


                                   ARTICLE VI

                                    DEFAULTS

                  SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                  (a) the Borrower shall fail to pay when due any principal on any Loan;

                  (b) the Borrower shall fail to pay within five
         Domestic Business Days of when due any fees or interest on any Loan;

                  (c) the Borrower shall fail to observe or perform any covenant contained in Sections 5.01(d), 5.03, 5.04 and 5.06;

                  (d) the Borrower shall fail to observe or perform, in any material respect, any covenant or agreement contained in this Agreement (other than those covered by clause (a), (b) or (c) above) and such failure shall have continued for a period of 30 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank;

                  (e) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

                  (f) the Borrower or any Consolidated Subsidiary shall fail to make any payment (whether of principal or interest) in respect of any indebtedness for borrowed money having an outstanding principal amount of $50,000,000 (or its equivalent in any other currency) or more, when and as the same shall become due and payable; or any event or condition occurs that results in any outstanding indebtedness for borrowed money of the Borrower or any Consolidated Subsidiary having an outstanding principal amount of $100,000,000 (or its equivalent in any other currency) or more becoming due prior to its scheduled maturity, or that enables or permits the holder or holders of such indebtedness or any trustee or agent on its or their behalf to cause such indebtedness to become due prior to its scheduled maturity;

                  (g) the Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or all or substantially all of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                  (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or all or substantially all of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                  (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said
         Act) of more than 35% of the outstanding shares of common stock of the Borrower; or at any time Continuing Directors shall not constitute a majority of the board of directors of the Borrower;

                  (j) one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 (or its equivalent in any other currency) shall be rendered against the Borrower, any Consolidated Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Consolidated Subsidiary to enforce any such judgment; or

                  (k) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment

         (within the meaning of Section 412(n)(1) of the Internal Revenue Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower to the PBGC or to a Plan in an aggregate amount exceeding $50,000,000 and, within 30 days after the reporting of any such Reportable Event to the Agent, the Agent shall have notified the Borrower in writing that (i) the Required Banks have made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or
         (C) for the imposition of liens in an amount exceeding $25,000,000 in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                  SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(d) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                   ARTICLE VII

                                    THE AGENT

                  SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with all such powers as are reasonably incidental thereto.

                  SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

                  SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

                  SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                  SECTION 7.05. Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) reasonably believed by it to be genuine and to be signed by the proper party or parties.

                  SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder.

                  SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

                  SECTION 7.08. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent approved by the Borrower (which approval shall not be unreasonably withheld). If no successor Agent shall have been so appointed by the Required

Banks, and approved by the Borrower and shall have accepted such appointment within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least two billion dollars. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

                  SECTION 7.09. Agent's Fees. The Borrower shall pay to the Agent, for its own account, fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.


                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES

                  SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Loan or Money Market LIBOR Loan the Agent determines (which determination shall be conclusive absent manifest error) that deposits in dollars (in the applicable amounts) are not generally available in the London interbank market for such period or that the London Interbank Offered Rate cannot be determined in accordance with the definition thereof, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans, to convert outstanding Base Rate Loans into Euro-Dollar Loans or to convert outstanding Euro-Dollar Loans into Euro-Dollar Loans with a different Interest Period shall be suspended, (ii) each outstanding Euro-Dollar Loan or Money Market LIBOR Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto, and
(iii) unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing or Money Market LIBOR Borrowing, as the case may be, for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (x) if such Borrowing is a Euro-Dollar Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (y) if such Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

          SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Base Rate Loans into Euro-Dollar Loans, or to convert outstanding Euro-Dollar Loans into Euro-Dollar Loans with a different Interest Period shall be suspended. Before giving any notice to the Agent pursuant to this Section 8.02, such Bank shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, all Euro- Dollar Loans of such Bank then outstanding shall be converted to Base Rate Loans either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loans if such Bank may lawfully continue to maintain and fund such Loans to such day or (b) immediately if such Bank may not lawfully continue to maintain and fund such Loans to such day.

                  SECTION 8.03. Increased Cost and Reduced Return. (a) If any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, made or adopted after the date hereof (other than a change currently provided for in any existing law, rule or regulation) shall impose, modify or deem applicable any reserve, special deposit, insurance assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding, with respect to any Euro-Dollar Loan, any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.15) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans (other than Money Market Absolute Rate Loans), its Note (in respect of such Fixed Rate Loans) or its obligation to make such Fixed Rate Loans; and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount reasonably deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

                  (b) If any Bank shall have determined that any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, made or adopted after the date hereof (other than a change currently provided for in any existing law, rule or regulation), has or would have the effect of increasing the amount of capital of such Bank (or its parent) required to be maintained in respect of, or otherwise allocated to, such Bank's obligations hereunder (its "Required Capital") by an amount reasonably deemed by such Bank to be material, then such Bank may, by notice to the Borrower and the Agent, increase the facility fee payable to such Bank hereunder to the extent required so that the ratio of (w) the sum of the increased facility fee applicable to such Bank's Commitment hereunder to (x) the prior facility fee applicable to such Bank's Commitment hereunder is the same as the ratio of (y) such Bank's increased Required Capital to (z) its prior Required Capital. Such Bank's notice to the Borrower and the Agent shall set forth its calculation of the foregoing ratios and the increased facility fee to which it is entitled under this Section.

                  (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 8.03 (each, a "Trigger Event") and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. Notwithstanding any other provision of this Section, no Bank shall be entitled to any compensation pursuant to this Section in respect of any Trigger Event (i) for any period of time in excess of 120 days prior to such notice or (ii) for any period of time prior to such notice if such Bank shall not have given such notice within 120 days of the date on which such Trigger Event shall have been enacted, promulgated, adopted or issued in definitive or final form unless such Trigger Event is retroactive. A certificate of any Bank claiming compensation under Section 8.03(a) or (b) and setting forth the additional amount or amounts to be paid to it hereunder and describing the method of calculation thereof shall be conclusive if made reasonably and in good faith. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                  SECTION 8.04. Taxes. (a) For purposes of this Section 8.04, the following terms have the following meanings:

                  "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement.

                  "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

                  (b) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

                  (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses, except to the extent attributable to the negligence or misconduct of such Bank or the Agent, as the case may be) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank or the Agent (as the case may be) makes demand therefor.

                  (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, shall provide the Borrower with (i) two Internal Revenue Service ("IRS") forms W8-BEN or any successor form prescribed by the IRS, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest and eliminates withholding tax on any fees, or (ii) two IRS forms W8-ECI certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bank indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 8.04(a). Each such Bank undertakes to deliver to each of the Borrower and the Agent (A) a replacement form (or successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and (B) such amendments thereto or extensions or renewals thereof as may reasonably be required (but only so long as such Bank remains lawfully able to do so).

                  (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or
Section 8.04(c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

                  (f) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to make any claim for indemnification in respect of Taxes or Other Taxes pursuant to this Section 8.04 (each, a "Tax Event") and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such claim or any other amounts payable by the Borrower under this Section 8.04 and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. Notwithstanding any other provisions of this Section, no Bank shall be entitled to any indemnification pursuant to this Section in respect of any Tax Event (i) for any period of time in excess of 180 days prior to such notice or (ii) for any period of time prior to such notice if such Bank shall not have given such notice within 120 days of the date on which such Bank became aware of such Tax Event unless such Tax Event is retroactive.

                  SECTION 8.05. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                  (a) all Loans which would otherwise be made by such Bank as (or continued as or converted into) Euro-Dollar Loans shall instead be Base Rate Loans, and

                  (b) after each of its outstanding Euro-Dollar Loans has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the Borrower shall elect that the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

                  SECTION 8.06. Substitution of Bank. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04, the Borrower shall have the right to seek a substitute bank or banks ("Substitute Banks") (which may be one or more of the Banks) to purchase the Loans and assume the Commitment of such Bank (the "Affected Bank") under this Agreement and, if the Borrower locates a Substitute Bank, the Affected Bank shall, upon payment to it of the purchase price agreed between it and the Substitute Bank (or, failing such agreement, a purchase price in the amount of the outstanding principal amount of its Loans and accrued interest thereon to the date of payment) plus any amount (other than principal and interest) then due to it or accrued for its account hereunder, assign all its rights and obligations under this Agreement and all of its Notes to the Substitute Bank, and the Substitute Bank shall assume such rights and obligations, whereupon the Substitute Bank shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank.

                  SECTION 8.07. Election to Terminate. If during any Level I Period, Level II Period or Level III Period (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04, the Borrower may elect to terminate this Agreement as to such Bank, and in connection therewith not to borrow any Loan hereunder from such Bank or to prepay any Base Rate Loan made pursuant to Section 8.02 or 8.05 (without altering the Commitments or Loans of the remaining Banks); provided that the Borrower (i) notifies such Bank through the Agent of such election at least two Euro-Dollar Business Days before any date fixed for such borrowing or such a prepayment, as the case may be, and
(ii) repays all of such Bank's outstanding Loans, accrued interest thereon and any other amounts then due to such Bank or accrued for its account hereunder concurrently with such termination. Upon receipt by the Agent of such notice, the Commitment of such Bank shall terminate.


                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or telex or telecopy number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, telex or telecopy number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex or telecopy number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. All notices from outside the United States to the Borrower shall only be given by telecopy and all other notices to the Borrower given by telex shall also be given by telecopy or non-telex method. Each such notice, request or other communication shall be effective (i) if given by telex or telecopy, when such telex or telecopy is transmitted to the number determined pursuant to this Section and the appropriate answerback is received, (ii) if given by registered or certified mail, return receipt requested, when such return receipt is signed by the recipient or (iii) if given by any other means, when delivered at the address specified in this Section, or, if such date is not a business day in the location where received, on the next business day in such location; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

                  SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 9.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent or any Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom.

                  (b) The Borrower agrees to indemnify each Bank and hold each Bank harmless from and against any and all liabilities, claims, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Bank (or by the Agent in connection with its actions as Agent hereunder) in connection with any investigative, administrative or judicial proceeding (whether or not such Bank shall be designated a party thereto) relating to or arising out of (i) the Spin-Off Transactions or the Merger, (ii) any actual or proposed use of proceeds of Loans hereunder to acquire equity securities of any other Person or (iii) any transaction which violates the change in control provisions set forth in Section 6.01(i); provided that no Bank shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

                  SECTION 9.04. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks,
(i) increase or decrease the Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce or forgive the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment or (iv) amend this Section or otherwise change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

                  SECTION 9.05. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), except as contemplated by Section 5.06. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Bank may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i) except in the case of an assignment to a Bank or an affiliate of a Bank, each of the Borrower and the Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld, it being understood that it shall be reasonable for the Borrower to withhold consent if the proposed assignee does not have an investment grade rating), (ii) except in the case of an assignment to a Bank or an affiliate of a Bank or an assignment of the entire remaining amount of the assigning Bank's Commitment, the amount of the Commitment of the assigning Bank subject to each such assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 unless each of the Borrower and the Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement, except that this clause (iii) shall not apply to rights in respect of outstanding Money Market Loans, (iv) the parties to each assignment shall execute and deliver to the Agent an assignment and acceptance (in a form reasonably satisfactory to the Agent), together with a processing and recordation fee of $3,500 (except that such fee shall not be payable in the case of an assignment by a Bank to one of its affiliates or to another Bank), and (v) the assignee, if it shall not be a Bank, shall deliver to the Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (a), (b), (g) or (h) of Section 6.01 has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each assignment and acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and acceptance, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such assignment and acceptance, be released from its obligations under this Agreement (and, in the case of an assignment and acceptance covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 8.03, 8.05 and 9.03). Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each assignment and acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed assignment and acceptance executed by an assigning Bank and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Agent shall accept such assignment and acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Bank may, without the consent of the Borrower or the Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Bank's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 9.04 that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.15, 8.03 and 8.04 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 8.03 or 8.04 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02,
8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances.

                  (g) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

                  SECTION 9.06. New York Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  SECTION 9.07. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

                  SECTION 9.08. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                          AETNA U.S. HEALTHCARE INC.,

                                    by    _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                          Aetna U.S. Healthcare Inc.
                                          151 Farmington Avenue, RE6A
                                          Hartford, CT 06156
                                          Attention: Vice President,
                                                     Finance
                                          Telecopier:  (860) 273-1314
                                          Telex:  99 241

                                          with a copy to:

                                          Aetna U.S. Healthcare Inc.
                                          151 Farmington Avenue, RC4A
                                          Hartford, CT 06156
                                          Attention:  General Counsel
                                          Telecopier:  (860) 273-8340
                                          Telex:  99 241

                                          MORGAN GUARANTY TRUST COMPANY OF NEW
                                          YORK, individually and as Agent,

                                    by    _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                          Morgan Guaranty Trust Company of
                                          New York
                                          60 Wall Street, 5th Floor
                                          New York, NY  10260-0060
                                          Attention:  Maria Dell'aquila,
                                                      Vice President
                                          Telecopier: (212) 648-2291
                                          Telex: 177615 MGT UT or 620106
                                            MGT UW
                                          Email: dellaquila_maria@jpmorgan.com

                                          with a copy to:

                                          Morgan Guaranty Trust Company of
                                          New York
                                          c/o J.P. Morgan Services Inc.
                                          500 Stanton Christiana Road
                                          Newark, DE  19713-2107
                                          Attention:  Nancy Baiz,
                                            Associate
                                          Telecopier: (302) 634-1872
                                          Telex: 177425 MBDEL UT
                                          Email: baiz_nancy@jpmorgan.com

                                    DEUTSCHE BANK AG, NEW YORK AND/OR
                                    CAYMAN ISLANDS BRANCHES,

                                    by    _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________


                                    by    _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                    CITIBANK, N.A.,

                                    by    _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                    BANK ONE, NA (MAIN OFFICE CHICAGO),

                                    by    _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                    FIRST UNION NATIONAL BANK,

                                    by    _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                    FLEET NATIONAL BANK,

                                    by    _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                    CREDIT SUISSE FIRST BOSTON,

                                    by    _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                    by    _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                    WACHOVIA BANK, NA,

                                    by    _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                    STATE STREET BANK AND TRUST COMPANY,

                                    by    _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                    THE BANK OF TOKYO-MITSUBISHI
                                    TRUST COMPANY,

                                    by    _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                    THE BANK OF NEW YORK,

                                    by    _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________